TROUTMAN SANDERS LLP Attorneys at Law The Chrysler Building 405 Lexington Avenue New York, New York 10174-0700 212.704.6000 telephone troutmansanders.com

Exhibit 8.2

September 26, 2013

StellarOne Corporation

590 Peter Jefferson Parkway

Charlottesville, Virginia 22911

Ladies and Gentlemen:

We have acted as special counsel to StellarOne Corporation, a Virginia corporation (“StellarOne”), in connection with the proposed merger (the “Merger”) of StellarOne with and into Union First Market Bankshares Corporation, a Virginia corporation (“Union”), in accordance with the applicable provisions of the Virginia Stock Corporation Act and pursuant to the Agreement and Plan of Reorganization (the “Agreement”) dated as of June 9, 2013. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement. At your request, and in connection with the filing of the Form S-4 (as amended or supplemented through the date hereof, the “Registration Statement”), including the proxy statement/prospectus forming a part thereof, we are rendering our opinion concerning certain United States federal income tax matters.

In rendering our opinion set forth below, we have examined and relied upon, without independent investigation or verification, the accuracy and completeness of the facts, information, representations, covenants and agreements contained in the Agreement, the Registration Statement and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In addition, we have relied upon the accuracy and completeness of certain statements, representations, covenants and agreements made by StellarOne and Union, including factual statements and representations set forth in officers’ certificates dated the date hereof from officers of StellarOne and Union (the “Representation Letters”). For purposes of rendering our opinion, we have assumed that (i) the transaction will be consummated in accordance with the provisions of the Agreement and as described in the Registration Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party to the Agreement), (ii) the statements concerning the transactions contemplated by the Agreement and the parties referred to in the Agreement, the Registration Statement and the Representation Letters are true, complete and correct, and will remain true, complete and correct at all times up to and including the Effective Time and thereafter (where relevant), (iii) any statements made in the Agreement, the Registration Statement or the Representation Letters regarding the “belief” of any person are true, complete and correct, and will remain true, complete and correct at all times up to and including the

ATLANTA    BEIJING     CHICAGO    HONG KONG     NEW YORK     NORFOLK     ORANGE COUNTY     PORTLAND

RALEIGH    RICHMOND    SAN DIEGO    SHANGHAI    TYSONS CORNER    VIRGINIA BEACH    WASHINGTON, DC

September 26, 2013

Effective Time and thereafter (where relevant) in each case as if made without such qualification, and (iv) the parties to the Agreement have complied with, and, if applicable, will continue to comply with, their respective covenants and agreements contained in the Agreement. Our opinion assumes and is expressly conditioned on, among other things, the initial and continuing accuracy and completeness of the facts, information, representations, covenants and agreements set forth in the documents referred to in this paragraph.

Based upon and subject to the foregoing, we are of the opinion that, under currently applicable United States federal income tax law, (i) the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and (ii) subject to the limitations, qualifications, exceptions and assumptions set forth therein, the discussion in the section of the Registration Statement entitled “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES”, insofar as it summarizes United States federal income tax law, constitutes a fair and accurate summary under current law of the material United States federal income tax consequences of the Merger in all material respects.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ TROUTMAN SANDERS LLP